Exhibit 99.1

Newcastle Sets Record Date and Distribution Date

for Spin-Off of New Residential Investment Corp.

NEW YORK – (BUSINESS WIRE) – April 26, 2013 – Newcastle Investment Corp. (“Newcastle” or the “Company”; NYSE: NCT) announced today that its Board of Directors has formally declared the distribution of shares of common stock of New Residential Investment Corp. (“New Residential”), a wholly owned subsidiary of Newcastle. The distribution will complete the spin-off of New Residential from Newcastle. Following the distribution, New Residential will be an independent, publicly-traded real estate investment trust (“REIT”) primarily focused on investing in residential mortgage related assets.

The distribution will be made on or about May 15, 2013 (the “Distribution Date”) to Newcastle stockholders of record (“Newcastle Record Holders”) as of 5:00 p.m., Eastern Time, on May 6, 2013 (the “Record Date”).

On the Distribution Date, Newcastle will distribute all of the shares of New Residential common stock to Newcastle Record Holders. Each Newcastle Record Holder will receive one share of New Residential common stock for each share of Newcastle common stock held on the Record Date. Newcastle Record Holders are not required to take any action to receive New Residential common stock in the distribution, and they will not be required to surrender or exchange their Newcastle shares. On the first trading day after the Distribution Date, Newcastle’s shares of common stock will continue to trade on the NYSE under the ticker symbol “NCT,” and New Residential’s shares of common stock will commence trading on the NYSE under the ticker symbol “NRZ.”

The distribution remains subject to the Securities and Exchange Commission (the “SEC”) declaring effective New Residential’s registration statement on Form 10, which Newcastle expects to occur in the coming days.

A presentation containing more information regarding the spin-off of New Residential will be available on Newcastle’s website, www.newcastleinv.com, and on New Residential’s website, www.newresi.com, in the “Investor Relations” Section.

Trading Before the Distribution Date

The New York Stock Exchange (“NYSE”) has informed Newcastle that, in connection with the spin-off, it will establish three trading markets beginning on May 2 and continuing through the Distribution Date (including May 2 and the Distribution Date):

•	In the “regular way” market, shares of Newcastle common stock will trade with the right to the New Residential shares distributed on the Distribution Date.

•	In the “ex-dividend” market, shares of Newcastle common stock will trade without the right to the New Residential shares distributed on the Distribution Date.

•	In the “when-issued” market, the right to the New Residential shares distributed on the Distribution Date will trade.

Newcastle stockholders are urged to consult their financial advisors and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the specific implications of selling Newcastle common stock on or prior to the Distribution Date and the applicability and effect of any U.S. federal, state, local and foreign tax laws.

About Newcastle

Newcastle focuses on opportunistically investing in, and actively managing, real estate related assets. The Company is organized and conducts its operations to qualify as a REIT for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a leading, highly diversified global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Newcastle’s expectations regarding the completion of the spin-off, the timing of the distribution of New Residential shares, the declaration of effectiveness by the SEC of New Residential’s registration statement and the establishment of when-issued and ex-dividend trading markets for New Residential and Newcastle shares, respectively. These statements are based on management’s current expectations and beliefs and are subject to a number of uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that the SEC does not declare the registration statement effective on the anticipated timeframe or at all, the risk that other conditions to the completion of the spin-off, as described in the registration statement filed by New Residential with the SEC, are not satisfied or waived, and the risk that the spin-off cannot be completed for any other reason. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see each company’s filings with the SEC and particularly the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in New Residential’s registration statement on Form 10, which is available on New Residential’s website (www.newresi.com) and Newcastle’s website (www.newcastleinv.com), and Newcastle’s Annual Report on Form 10-K, which is available on Newcastle’s website. In addition, new risks and uncertainties emerge from time to time, and it is not possible to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle and New Residential each expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.